Exhibit 1

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is made and entered into as of November 21, 2021 by and between Gen IV Investment Opportunities, LLC, a Delaware limited liability company (“Seller”), and Paloma Partners VI Holdings, LLC, a Delaware limited liability company (“Purchaser” or “Parent”).  Each of Seller and Purchaser are sometimes referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, Seller holds the common stock, par value, par value $0.01 per share (CUSIP No. 382410843) of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), listed in Annex A hereto (collectively, the “Securities”);
WHEREAS, Parent, and Paloma VI Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) plan to enter into an agreement and plan of merger (the “Merger Agreement”) with the Company, pursuant to which Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase any and all of the issued and outstanding shares of common stock of the Company, par value $0.01 per share (“Common Stock”) at a price of $23.00 per share (such amount per Share, the “Offer Price”), in cash, without interest;
WHEREAS, following consummation of the Offer, the parties to the Merger Agreement intend that the Company will be merged with and into Merger Sub, without a vote or approval of the Company’s stockholders, in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), as a result of which each outstanding share of Common Stock (other than shares owned by Parent, Merger Sub or their affiliates (as defined in Section 251(h) of the DGCL)) will be canceled and converted into the right to receive the Offer Price in cash, without interest;
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Securities, pursuant to the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, with respect to the purchase and sale of the Securities contemplated by this Agreement, the Company has provided to (a) Paloma Resources, LLC, an affiliate of Parent (“Paloma”), a waiver under the standstill provisions contained in the letter agreement, dated August 19, 2021, by and among the Company and Paloma and (b) Seller, the consent required by the Company in connection with a sale of securities by an insider under the Company’s insider trading policy;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.     Purchase and Sale of the Subject Shares. As soon as practicable on or after the date hereof, and in any event not later than November 22, 2021, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all the Securities at a purchase price per share of Common Stock equal to the Offer Price.  Such purchase and sale shall be effected by the Parties hereto as a block trade through designated accounts at prime brokerage firms in the United State of America with settlement as soon as feasible, but in no event later than regular way settlement.

Section 2.     Price Protection.  If the purchase price per share of Common Stock paid upon consummation of the Offer (the “Final TO Price”) exceeds the Offer Price, then Purchaser will pay Seller an amount (the “Price Protection Amount”) equal to the product of (a) the number of shares of Common Stock comprising the Securities purchased and sold pursuant to this Agreement multiplied by (b) the amount by which the Final TO Price exceeds the Offer Price.  Payment of the Price Protection Amount, if required pursuant to the immediately preceding sentence, will be made by wire transfer of immediately available funds substantially simultaneously with settlement of the purchase of shares of Common Stock pursuant to the Offer.
Section 3.     Representations of Seller and Purchaser.  Each of the Parties represents to the other as follows:
(a)     Such Party is a sophisticated purchaser or seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale or purchase of the Securities, and such Party has independently and without reliance upon the other Party and based on such information as it has deemed appropriate, including its own due diligence, in its independent judgment made its own analysis and decision to sell or purchase the Securities.
(b)     Such Party acknowledges that the other Party and such other Party’s principals, affiliates or representatives may possess material non-public information (“Excluded Information”) regarding the Securities, the Company, its other outstanding debt or securities, and the Company’s capital expenditures, earnings and other financial and business information and prospects that has not been provided to the other Party, including, without limitation, information received on a confidential basis directly or indirectly from (i) the Company, (ii) the Company’s affiliates, (iii) other creditors of and/or potential investors in, the Company or its affiliates, and (iv) the respective representatives or agents of each of the foregoing.  Each Party acknowledges that it has not requested and does not wish to receive Excluded Information from the other Party, and neither Party will rely upon the other Party to furnish or make available any documents or other information regarding the credit, affairs, financial condition, prospects, business or any other matter concerning the Company, its affiliates, or the Securities.  Each Party agrees that the other Party shall have no liability whatsoever to such Party with respect to the non-disclosure of Excluded Information, and each Party releases and forever discharges the other Party from any such liability.
(c)     Neither Party has received any investment advice or opinion from the other Party as to whether the purchase or sale of the Securities is prudent or suitable for that Party, and neither Party is relying on any representation or warranty of the other Party in connection with the purchase and sale transaction contemplated hereby, except as expressly set forth herein.
Section 4.     Mutual Waiver and Release.  Each Party hereby irrevocably waives and releases the other Party from any and all claims and causes of action that it or any partner, member, institutional investor or other person for which it is acting as a duly authorized representative, fiduciary or agent may have or may hereafter acquire against the other Party relating to (a) the other Party’s possession of Excluded Information in connection with the purchase or sale of the Securities or (b) any failure of the other Party to disclose the Excluded Information in connection with the purchase or sale of the Securities.

Section 5.     Indemnification.  From and after the date hereof, Purchaser shall indemnify Seller in respect of, and hold Seller harmless against, any and all liabilities, monetary damages, fines, penalties, costs and expenses (including reasonable attorneys’ fee and expenses but excluding consequential and indirect damages, unless payable to a third party) incurred or suffered by Seller or any of its affiliates to the extent arising from or relating to the transactions contemplated hereby.
Section 6.     Representations of Seller.  Seller represents and warrants to Purchaser as follows:
(a)     Seller has full power and authority to enter into and perform this Agreement and the transactions contemplated hereby.  The sale of the Securities by Seller to Purchaser has been duly authorized, and this Agreement and any other instruments of transfer have been duly executed and delivered and this Agreement is the legal, valid and binding and enforceable obligation against Seller in accordance with its terms, subject to the limitations of public policy, bankruptcy and equitable principles generally.
(b)     Seller is the beneficial owner of the Securities as indicated in Annex A hereto free and clear of any liens, claims, charges, encumbrances, security interest or other adverse claims.
(c)     Seller has made no prior assignment, sale, transfer, conveyance or disposition of its Securities or any interest therein.
(d)     Seller is a sophisticated investor that is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended, (the “Act”) or a “qualified institutional buyer” within the meaning of Rule 144A under the Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its disposition of the Securities pursuant to this Agreement.
(e)     The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not to Seller’s knowledge (i) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Seller or (ii) conflict with, result in any breach of or constitute a default under (A) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Seller is a party or by which Seller may be bound or (B) any contract or other agreement or undertaking to which Seller is a party or by which Seller may be bound.
(f)     Upon delivery of and payment for the Securities pursuant to this Agreement, good and marketable title to the Securities will pass to Purchaser, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, other than restrictions on transfer arising under applicable securities laws.
Section 7.     Representations of Purchaser.  Purchaser represents and warrants to Seller as follows:
(a)     Purchaser has full power and authority to enter into and perform this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser and constitute a legal, valid and binding and enforceable obligation against Purchaser in accordance with its terms, subject to the limitations of public policy, bankruptcy and equitable principles generally.

(b)     Purchaser is a sophisticated investor that is an “accredited investor” within the meaning of Rule 501 under the Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Securities and is able to bear the economic risk of such investment.
(c)     Purchaser acknowledges that the offer and sale of the Securities pursuant to this Agreement have not been registered under the Act, or under any applicable blue sky laws.
(d)     The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not to Purchaser’s knowledge (i) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Purchaser or (ii) conflict with, result in any breach of or constitute a default under (A) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Purchaser is a party or by which Purchaser may be bound or (B) any contract or other agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound.
Section 8.     Miscellaneous.
(a)     Amendment and Modification.  All amendments, supplements and modifications to this Agreement shall be in writing and shall be signed by each of the Parties hereto.
(b)     Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the Parties need not sign the same counterpart.  Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed (including by electronic signature) by all of the other Parties hereto.  Until and unless each Party has received a counterpart hereof signed (including by electronic signature) by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a valid and binding contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
(c)     Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.
(d)     Further Assurances.  If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other Party reasonably may request.

(e)     Notices.  All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail (“e‑mail”) transmission, so long as a receipt of such e‑mail is requested and received) and shall be given,
If to Seller:

Gen IV Investment Opportunities, LLC
1700 Broadway, 38th Floor
New York, NY 10019
Attention: Jeff Wade
E-mail: jwade@lspower.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:  Adam Turteltaub; Jonathan Kubek
E-mail: aturteltaub@willkie.com; jkubek@willkie.com

If to Purchaser:
Paloma Partners VI Holdings, LLC
c/o EnCap Investments L.P.
1100 Louisiana Street, Suite 4900
Houston, TX 77002
Attention: Doug Swanson
E-mail: dswanson@encapinvestments.com
with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
600 Travis Street
4200 JPMorgan Chase Tower
Houston, TX 77002
Attention: G. Michael O’Leary; Henry Havre
E-mail: moleary@huntonak.com; hhavre@huntonak.com

or to such other address or e‑mail address as such Party may hereafter specify for the purpose by notice to the other Parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
(f)     Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED HEREIN.
(h)     Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each of the Parties irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such Party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
(i)     Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter of this Agreement.
(Signature page follows)

IN WITNESS WHEREOF, this Agreement has been executed by and on behalf of each of the Parties hereto as of the date first written above.
SELLER:

GEN IV INVESTMENT OPPORTUNITIES, LLC

By: LSP GENERATION IV, LLC
Its: Managing Member

By:	/s/ Jeffrey Wade

Name:	Jeffrey Wade
Title:	Chief Compliance Officer

By: LSP INVESTMENT ADVISORS, LLC
Its: Investment Manager

By:	/s/ Jeffrey Wade

Name:	Jeffrey Wade
Title:	Chief Compliance Officer & Associate General Counsel

PURCHASER:

PALOMA PARTNERS VI HOLDINGS, LLC

By:	/s/ Christopher N. O'Sullivan

Name:	Christopher N. O'Sullivan
Title:	Chief Executive Officer

Annex A

Stockholder	Shares of Common Stock	Purchase Price ($23.00/share)
Gen IV Investment Opportunities, LLC	1,838,510	$42,285,730